UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2023

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events

On December 6, 2023, Leap Therapeutics, Inc., a Delaware corporation (“Leap”), entered into an Asset Purchase Agreement (the “APA”) with Flame Biosciences LLC, a wholly-owned subsidiary of Leap (“Flame” and, together with Leap, the “Sellers”), and AlmataBio, Inc., a Delaware corporation (the “Buyer”), and, concurrently with the execution and delivery of the APA, the Sellers and the Buyer consummated the sale, transfer and assignment by the Sellers to the Buyer pursuant to the APA (the “Sale Transaction”) of those assets (the “Transferred Assets”) owned, used or held for use by Sellers that related solely to Sellers’ proprietary IL-1ß antibodies designated as FL-101 and FL-103 (the “Transferred Drug Product Candidates”).

At the closing of the Sale Transaction on December 6, 2023, the Buyer made payment to the Sellers of $500,000 in cash and assumed all liabilities relating to the Transferred Drug Product Candidates or any of the Transferred Assets. In addition, pursuant to the APA, and subject to the terms and conditions set forth therein, Buyer agreed to make contingent milestone payments to the Sellers in an aggregate amount of up to $70 million upon achievement of certain regulatory approval and sales milestones specified in the APA.

The Transferred Drug Product Candidates and the Transferred Assets were acquired by the Sellers as a result of the acquisition by Leap of Flame Biosciences Inc. on January 17, 2023 pursuant to the terms of the Agreement and Plan of Merger, dated as of January 17, 2023, by and among Leap, Flame, Fire Merger Sub, Inc., Flame Biosciences Inc., and the Stockholder Representative named therein (the “Merger Agreement”). As previously reported, Leap agreed pursuant to the Merger Agreement, and subject to and upon the terms and conditions set forth therein, to pay to the applicable former equityholders of Flame Bioscience Inc., as additional merger consideration, 80% of the after-tax net proceeds, if any, actually received by the Sellers from the Sale Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: December 12, 2023	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Executive Officer and President